SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]    Preliminary Proxy Statement
[ ]    Confidential, For Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2))
[ ]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          21st CENTURY HOLDING COMPANY
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

      (5) Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount Previously Paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

                          21st CENTURY HOLDING COMPANY


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JULY 19, 2005


To the Shareholders of 21st Century Holding Company:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of 21st Century Holding Company, a Florida corporation (the "Company"), will be held at our principal executive offices at 3661 West Oakland Park Boulevard, Suite 207, Lauderdale Lakes, Florida 33311, at 11:00 A.M., on July 19, 2005 for the following purposes:

      1.    To elect two directors to serve until 2008;

      2. To authorize the possible issuance of 20% or more of our common stock, $.01 par value (the "Common Stock"), in connection with our 2004 private placement of senior subordinated notes and warrants to purchase shares of Common Stock;

      3. To authorize the issuance of 3,500 shares of our Common Stock to our Chief Executive Officer;

      4. To ratify the selection of the firm of DeMeo Young McGrath as the Company's independent auditors for the fiscal year ended December 31, 2004;

      5. To approve the adjournment or postponement of the Annual Meeting to a later date if necessary in order to solicit additional proxies in favor of any of the proposals to be considered at the Annual Meeting; and

      6. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

      The Board of Directors has fixed the close of business on May 20, 2005 as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

      Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the pre-addressed envelope provided for that purpose as promptly as possible. No postage is required if mailed in the United States.

                                       By Order of the Board of Directors,


                                       -----------------------------------------
                                       Rebecca L. Campillo, Secretary

Lauderdale Lakes, Florida
June XX, 2005

ALL SHAREHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. THOSE SHAREHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY MAY NEVERTHELESS ATTEND THE ANNUAL MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                          21st CENTURY HOLDING COMPANY

           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 19, 2005

                              ---------------------
                                 PROXY STATEMENT
                              ---------------------

                     TIME, DATE AND PLACE OF ANNUAL MEETING

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of 21st Century Holding Company, a Florida corporation (the "Company"), of proxies from the holders of our common stock, par value $.01 per share (the "Common Stock"), for use at the Annual Meeting of Shareholders to be held at 11:00 A.M., on July 19, 2005, at our principal executive offices at 3661 West Oakland Park Boulevard, Suite 207, Lauderdale Lakes, FL 33311, and at any adjournments or postponements thereof (the "Annual Meeting"), pursuant to the enclosed Notice of Annual Meeting.

      The approximate date this Proxy Statement and the enclosed form of proxy are first being sent to shareholders is June XX, 2005. Shareholders should review the information provided herein in conjunction with our Annual Report to Shareholders that accompanies this Proxy Statement. Our principal executive offices are located at 3661 West Oakland Park Boulevard, Suite 300, Lauderdale Lakes, FL 33311, and our telephone number is (954) 581-9993.

                          INFORMATION CONCERNING PROXY

      The enclosed proxy is solicited on behalf of our Board of Directors. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with our Secretary at our principal executive offices indicated above a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by us at or prior to the Annual Meeting.

      The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting and the enclosed proxy is to be borne by us. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. We may reimburse such persons for their expenses in so doing.

                         PURPOSES OF THE ANNUAL MEETING

      At the Annual Meeting, our shareholders will consider and vote upon the following matters:

      1.    To elect two directors to serve until 2008;

      2. To authorize the possible issuance of 20% or more of our Common Stock in connection with our 2004 private placement of senior subordinated notes and warrants to purchase shares of our Common Stock;

      3. To authorize the issuance of 3,500 shares of our Common Stock to our Chief Executive Officer;

      4. To ratify the selection of the firm of DeMeo Young McGrath as the Company's independent auditors for the calendar year ended December 31, 2004;

      5. To approve the adjournment or postponement of the Annual Meeting to a later date if necessary in order to solicit additional proxies in favor of any of the proposals to be considered at the Annual Meeting; and

      6. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

      Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth herein) will be voted (a) for the election of the respective nominees for director named below and (b) in favor of all other proposals described in the Notice of Annual Meeting. In the event a shareholder specifies a different choice by means of the enclosed proxy, the shareholder's shares will be voted in accordance with the specification so made.

                  ADJOURNMENT OR POSTPONEMENT OF ANNUAL MEETING

      We are seeking discretionary authority to vote, in the discretion of the persons named as proxy in the accompanying form of proxy, on any proposals to adjourn or postpone the Annual Meeting, including if the reason for the adjournment or postponement is to provide additional time to solicit votes to approve any of the proposals described in this proxy statement. The Annual Meeting may be adjourned or postponed without notice other than by an announcement made at the Annual Meeting, if approved by the holders of a majority of the shares represented and entitled to vote at the Annual Meeting. No proxies voted against approval of any of the proposals will be voted in favor of adjournment or postponement for the purpose of soliciting additional proxies. If we postpone the Annual Meeting, we will issue a press release to announce the new date, time and location of the Annual Meeting.

                 OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

      The Board of Directors has set the close of business on May 20, 2005 as the record date (the "Record Date") for determining shareholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 6,343,207 shares of Common Stock issued and outstanding, all of which are entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter submitted to shareholders for approval at the Annual Meeting.

      The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Directors will be elected by a plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting. Proposals Two, Three and Four will each require the affirmative vote of a majority of the total votes cast on each proposal in person or by proxy at the Annual Meeting. If less than a majority of the outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

      Prior to the Annual Meeting, we will select one or more inspectors of election for the meeting. Such inspector(s) shall determine the number of shares of Common Stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof. Abstentions will be considered as shares present and entitled to vote at the Annual Meeting and will be counted as votes cast at the Annual Meeting, but will not be counted as votes cast for or against any given matter.

      A broker or nominee holding shares registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, may have discretion to vote the beneficial owner's shares with respect to the election of directors and certain other matters addressed at the Annual Meeting. Any such shares that are not represented at the Annual Meeting either in person or by proxy will not be considered to have cast votes on any matters addressed at the Annual Meeting.

                          BENEFICIAL SECURITY OWNERSHIP

      The following table sets forth, as of the Record Date, information with respect to the beneficial ownership of our Common Stock by (i) each person who is known by us to beneficially own 5% or more of our outstanding Common Stock,
(ii) each of our executive officers named in the Summary Compensation Table in the section "Executive Compenstation," (iii) each of our directors, and (iv) all directors and executive officers as a group.


                                                                          Number of Shares         Percent of
                                                                            Beneficially             Class
Name and Address of Beneficial Owner (1)                                      Owned (2)           Outstanding
----------------------------------------                                  ----------------        -----------
Edward J. Lawson (3)..........................................                1,120,962              17.7%
Bruce F. Simberg (4)..........................................                  165,750               2.6
Richard A. Widdicombe (5).....................................                  141,833               2.2
Kent M. Linder (6)............................................                  125,150               1.9
Carl Dorf (7).................................................                   89,648               1.4
Richard W. Wilcox, Jr. (8)....................................                   48,250                 *
J. Gordon Jennings, III (9)...................................                   21,500                 *
Charles B. Hart, Jr. (10).....................................                   15,000                 *
Peter J. Prygelski (11) ......................................                    3,900                 *

All directors and executive officers as a group (9 persons) (12)              1,731,993              25.9%

5% or greater holders:
Michele V. Lawson (13)                                                        1,120,962              17.7%
3661 West Oakland Park Blvd, Suite 300
Lauderdale Lakes, FL 33311

Whitebox Advisors, LLC (14)                                                     905,922              12.5%
3033 Excelsior Blvd., Suite 300
Minneapolis, MN  55416

Leon G. Cooperman (15)                                                          389,000               6.1%
88 Pine Street
Wall Street Plaza - 31st Floor
New York, NY 10005

William D. Witter, Inc. (16)                                                    349,800               5.5%
One Citicorp Center
153 East 53rd Street, 51st Floor
New York, NY 10022


----------------
*        Less than 1%.

(1) Except as otherwise indicated, the address of each person named in the table is c/o 21st Century Holding Company, 3661 West Oakland Park Boulevard, Suite 300, Lauderdale Lakes, FL 33311.

(2) Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock listed, which include shares of Common Stock in which such persons have the right to acquire a beneficial interest within 60 days from the date of this Proxy Statement.

(3) Represents 435,645 shares of Common Stock held of record by Michele V. Lawson, 25,425 shares held in an account for a minor, 66,324 shares of Common Stock issuable upon the exercise of stock options held by Mr. Lawson and 20,676 shares of Common Stock issuable upon the exercise of stock options held by Mrs. Lawson.


(4) Includes 28,500 shares of Common Stock issuable upon the exercise of stock options held by Mr. Simberg.

(5) Includes 3,083 shares of Common Stock held jointly with spouse and 90,000 shares of Common Stock issuable upon the exercise of stock options held by Mr. Widdicombe.

(6) Includes 75,000 shares of Common Stock issuable upon the exercise of stock options held by Mr. Linder.

(7) Includes 5,764 shares of Common Stock held by Dorf Partners 2001 LP, 67,384 shares of Common Stock held by Dorf Trust, 1,500 shares of Common Stock held in a joint account with Mr. Dorf's spouse, and 15,000 shares of Common Stock issuable upon the exercise of stock options held by Mr. Dorf.

(8) Includes 3,000 shares of Common Stock held in Mr. Wilcox's IRA and 15,000 shares of Common Stock issuable upon the exercise of stock options held by Mr. Wilcox.

(9) Includes 21,500 shares of Common Stock issuable upon the exercise of stock options held by Mr. Jennings.

(10) Includes 15,000 shares of Common Stock issuable upon the exercise of stock options held by Mr. Hart.

(11) Includes 300 shares of Common Stock held in Mr. Prygelski's IRA and 3,000 shares of Common Stock issuable upon the exercise of stock options held by Mr. Prygelski.

(12) Includes 350,000 shares of Common Stock issuable upon the exercise of stock options.


(13) Represents 572,892 shares of Common Stock held of record by Edward J. Lawson, 25,425 shares held in an account for a minor, 20,676 shares of Common Stock issuable upon the exercise of stock options held by Mrs. Lawson and 66,324 shares of Common Stock issuable upon the exercise of stock options held by Mr. Lawson.


(14) Includes 532,244 shares of Common Stock issuable upon the exercise of warrants held by Whitebox Convertible Arbitrage Partners, LP ("Convertible"); 143,142 shares of Common Stock issuable upon the exercise of warrants held by Whitebox Hedged High Yield Partners, LP; 58,823 shares of Common Stock issuable upon the exercise of warrants held by Whitebox Intermarket Partners, LP ("Intermarket"); and 149,702 shares of Common Stock issuable upon the exercise of warrants held by Pandora Select Partners, LP ("Pandora"). Andrew Redleaf is the sole managing member of Whitebox Advisors, LLC, the general partner of each of these entities, and has sole voting and dispositive power over these shares. The Company has entered into agreements with each of the Convertible, Intermarket and Pandora funds whereby the Company has agreed that it will not exercise warrants held by these funds to the extent necessary to ensure that the beneficial ownership by such fund and its affiliates would not exceed 9.999% in the aggregate.


(15) Includes 339,000 shares held by Omega Equity Investors, L.P. and 50,000 shares held by Omega Capital Investors, L.P. Mr. Cooperman is the managing member of Omega Associates, L.L.C., which is the general partner of these partnerships.

(16) Includes 296,620 shares of Common Stock beneficially held on behalf of various clients of William D. Witter, Inc. This information is based on the beneficial owner's filing with the Securities and Exchange Commission under Section 13 and/or Section 16 of the Securities Exchange Act of 1934.

                       PROPOSAL ONE: ELECTION OF DIRECTORS

      Under our Articles of Incorporation, our Board of Directors is divided into three classes. Each class of directors serves a staggered term. Carl Dorf and Charles B. Hart, Jr. hold office until the 2005 Annual Meeting, and each has been nominated for reelection to the Board, to serve as class III directors until the Annual Meeting to be held in 2008 or until their successors are duly elected and qualified. Bruce Simberg, Richard W. Wilcox, Jr. and Peter J. Prygelski are class II directors and hold office until the 2006 Annual Meeting. Edward J. Lawson and Richard A. Widdicombe are class I directors and hold office until the 2007 Annual Meeting.

      The accompanying form of proxy when properly executed and returned to us, will be voted FOR the election to our Board of Directors of the two persons named below, unless the proxy contains contrary instructions. Proxies cannot be voted for a greater number of persons than the number of nominees named in the Proxy Statement. We have no reason to believe that any of the nominees are unable or unwilling to serve if elected. If any of the nominees should become unable or unwilling to serve as a director, however, the proxy will be voted for the election of such person or persons as shall be designated by the Board of Directors, unless a shareholder has withheld authority or voted against the slate proposed in this proxy statement.

Nominees

      The following persons were recommended by the Board of Directors and are nominated as directors as follows:

Name                                      Age        Position with the Company
----                                      ---        -------------------------

Carl Dorf (1)(2)                          64         Director

Charles B. Hart, Jr. (1)(2)(3)            66         Director

      Carl Dorf was appointed to the Board of Directors in August 2001. Since April 2001, Mr. Dorf has been the principal of Dorf Asset Management, LLC, and is responsible for all investment decisions made by that company. From January 1991 to February 2001, Mr. Dorf served as the Fund Manager of ING Pilgrim Bank and Thrift Fund. Prior to his experience at Pilgrim, Mr. Dorf was a principal in Dorf & Associates, an investment management company.

      Charles B. Hart, Jr. has more than 40 years of experience in the insurance industry. From 1973 to 1999, Mr. Hart served as President of Public Assurance Group and as General Manager of Operations for Bristol West Insurance Services. Since 1999, Mr. Hart has acted as an insurance consultant. Mr. Hart was appointed to the Board of Directors in March 2002.

-----------------
(1) Member of Independent Directors Committee.
(2) Member of Investment Committee.
(3) Member of Audit Committee.

      The Board of Directors unanimously recommends that shareholders vote "FOR" each of the nominees for election as directors. Directors must be elected by a plurality of the votes cast.

      Set forth below is certain information concerning the directors who are not currently standing for election:

Name                               Age     Position with the Company
----                               ---     -------------------------

Edward J. Lawson (2)               55      President, Chairman of the Board and
                                           Director

Richard A. Widdicombe              46      Chief Executive Officer and Director

Bruce F. Simberg (2)               56      Director

Richard W. Wilcox, Jr. (1)(2)(3)   63      Director

Peter J. Prygelski (1)(2)(3)       36      Director

-------------------
(1) Member of Independent Directors Committee.
(2) Member of Investment Committee.
(3) Member of Audit Committee.

      Edward J. Lawson co-founded the Company and has served as our President and Chairman of the Board since the Company's inception in 1991. Mr. Lawson has more than 18 years' experience in the insurance industry, commencing with the founding of the Company's initial agency in 1983.

      Richard A. Widdicombe was appointed as our Chief Executive Officer in June 2003. Mr. Widdicombe joined the Company in November 1999 as President of Federated National Insurance Company ("Federated National") and Assurance Managing General Agents, Inc. ("Assurance MGA"). In August 2001 he was appointed as the President of American Vehicle Insurance Company ("American Vehicle"). Mr. Widdicombe holds his adjuster's license and CPCU designation. Mr. Widdicombe is a member of the Florida Department of Financial Services (previously Florida Department of Insurance) Initial Disaster Assessment team. Mr. Widdicombe was appointed to the Board of Directors in August 2001.

      Bruce F. Simberg has served as a director of the Company since January 1998. Mr. Simberg has been a practicing attorney for the last 23 years, most recently as managing partner of Conroy, Simberg, Ganon, Krevans & Abel, P.A., a law firm in Ft. Lauderdale, Florida, since October 1979. Mr. Simberg was appointed to the Board of Directors in January 1998.

      Richard W. Wilcox, Jr. has been in the insurance industry for almost 40 years. In 1963, Mr. Wilcox began an insurance agency that eventually developed into a business generating $10 million in annual revenue. In 1991, Mr. Wilcox sold his agency to Hilb, Rogal and Hamilton Company ("HRH") of Fort Lauderdale, for which he retained the position of President through 1998. In 1998, HRH of Fort Lauderdale merged with Poe and Brown of Fort Lauderdale, and Mr. Wilcox served as the Vice President. Mr. Wilcox retired in 1999 and joined the Company's Board of Directors in January 2003.

      Peter J. Prygelski was appointed as a director of the Company in January 2004. Since April 2004, Mr. Prygelski has been Senior Manager, Business Risk Services Consulting with Ernst & Young in Fort Lauderdale, Florida. Mr. Prygelski is a Certified Internal Auditor. Prior to his employment at Ernst & Young, Mr. Prygelski was a consultant in Sarbanes-Oxley compliance and internal audit matters from September 2003 to April 2004. From November 1991 to August 2003, Mr. Prygelski was employed in the internal audit department of American Express, where he was most recently the Director/Assistant General Auditor of American Express Centurion Bank. As such, Mr. Prygelski managed the company's audit activities and managed a staff of 12 audit professionals and an annual department budget of $2.5 million. His responsibilities included preparing and implementing the company's annual audit plan; supporting the company's audit committee by communicating issues related to planning, audit results, plan status, and integrated audit coverage; managing the relationships with senior management, the external auditors, and regulatory authorities; and addressing risks and control gaps to ensure that the company maintained an adequate control system.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires executive officers, directors and holders of more than 10% of our Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and The Nasdaq National Market ("Nasdaq"). Such persons are required to furnish us with copies of all
Section 16(a) forms they file.

      Based solely on its review of the copies of such forms received by it, or oral or written representations from certain reporting persons, we believe that, with respect to the fiscal year ended December 31, 2004, all filing requirements applicable to our executive officers, directors and 10% beneficial owners were complied with, except as follows: Edward J. Lawson and Michele Lawson each made one late filing disclosing two separate gifts of shares. Carl Dorf made one late filing disclosing three purchases of shares by him and two sales by his estranged spouse. Richard W. Wilcox, Jr. made one late filing disclosing four purchases of shares on the same day.

Corporate Governance

      We have adopted a Code of Business Conduct for all employees and a Code of Ethics for the Chief Executive Officer, President and senior financial officers including the Chief Financial Officer. Copies of our Code of Business Conduct and Code of Ethics are available on our web site at www.21stcenturyholding.com.

Meetings and Committees of the Board of Directors

      During 2004, the Board of Directors held four formal meetings and took actions by written consent on 16 occasions. During 2004, no director attended fewer than 75% of board and committee meetings held during the period such director served on the Board. We do not have a policy with regard to the attendance of directors at the annual meeting. All directors attended last year's annual meeting.

      The Board has determined that the following directors are independent pursuant to NASD Rule 4200 and the Exchange Act: Carl Dorf, Charles B. Hart, Jr., Peter J. Prygelski, and Richard W. Wilcox, Jr.

      The standing committees of the Board of Directors are the Audit Committee, the Independent Directors Committee and the Investment Committee.

      Independent Directors Committee

      The Company's Independent Directors Committee is currently composed of Mr. Dorf, Mr. Hart, Mr. Prygelski, and Mr. Wilcox. This committee meets in executive session biannually and its duties and responsibilities include, but are not limited to, the following:

      o Function as the Company's Compensation Committee and review and approve the compensation of our executive officers and directors

      o Administer the Company's 1998 Stock Option Plan, 2001 Franchise Stock Option Plan and 2002 Stock Option Plan

      o     Function as the Company's Nominating Committee.

      The committee held two formal meetings and acted five times by written consent. The committee reviewed and approved the compensation of the Company's executive officers.

      This year's Board of Director nominees were recommended and approved for reelection by the full Board of Directors, including the Independent Directors Committee.

      Audit Committee

      The Audit Committee is currently composed of Charles B. Hart, Jr., Richard
W. Wilcox, Jr. and Peter J. Prygelski. Mr. Prygelski is a "financial expert" as that term is defined in the applicable rules and regulations of the Exchange Act. The Audit Committee met on five occasions in 2004.

      Pursuant to its written charter, the duties and responsibilities of the Audit Committee include, but are not limited to, (a) the appointment of the independent certified public accountants and any termination of engagement, (b) reviewing the plan and scope of independent audits, (c) reviewing significant accounting and reporting policies and operating controls, (d) having general responsibility for all related auditing and financial statement matters, and (e) reporting its recommendations and findings to the full Board of Directors. The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed by the independent accountants, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee prior to the completion of the audit.

      The Audit Committee has adopted guidelines regarding the engagement of our independent auditor to perform services for us. For audit services (including statutory audit engagements as required under state laws), the independent auditor will provide the Audit Committee with an engagement letter during the fourth quarter of each year outlining the scope of the audit services proposed to be performed during the fiscal year. If agreed to by the Audit Committee, this engagement letter will be formally accepted by the Audit Committee at either its December or March Audit Committee meeting. The independent auditor will submit to the Audit Committee for approval an audit services fee proposal after acceptance of the engagement letter.

      For non-audit services, management will submit to the Audit Committee for approval (during December or June of each fiscal year) the list of non-audit services that it recommends the Committee engage the independent auditor to provide for the fiscal year. Our management and the independent auditor will each confirm to the Audit Committee that each non-audit service on the list is permissible under all applicable legal requirements. In addition to the list of planned non-audit services, a budget estimating non-audit service spending for the fiscal year will be provided. The Audit Committee will approve both the list of permissible non-audit services and the budget for such services. The Audit Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this pre-approval process.

      To ensure prompt handling of unexpected matters, the Audit Committee delegates to the Chair the authority to amend or modify the list of approved permissible non-audit services and fees. The Chair will report action taken to the Audit Committee at the next committee meeting.

      The independent auditor must ensure that all audit and non-audit services have been approved by the Audit Committee. The Chief Financial Officer is responsible for tracking all independent auditor fees against the budget for such services and report at least annually to the Audit Committee.

      Investment Committee

      The Investment Committee is currently composed of Edward J. Lawson, Charles B. Hart, Jr., Richard W. Wilcox, Jr., Peter J. Prygelski, Bruce Simberg, and Carl Dorf. The Investment Committee manages our investment portfolio. The Investment Committee met informally via teleconference on several occasions in 2004.

Report of the Audit Committee

      The following report of the Audit Committee is made pursuant to the rules of the SEC. This report shall not be deemed incorporated by reference by a general statement incorporating by reference this Proxy statement into any filing under the Securities Act of 1933 (the "Securities Act") or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The Audit Committee hereby reports as follows:

      1. The Audit Committee has reviewed and discussed the audited financial statements with our management.

      2. The Audit Committee has discussed with De Meo, Young, McGrath ("DeMeo"), independent accountants, the matters required to be discussed by SAS 61 (Communication with Audit Committees).

      3. The Audit Committee has received the written disclosures and the letter from DeMeo required by the Independence Standards Board No. 1 (Independent Discussions with Audit Committees), and has discussed with DeMeo their independence.

      4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of the Company, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the SEC.

      /s/ Peter J. Prygelski, Chairman
      /s/ Charles B. Hart, Jr.
      /s/ Richard W. Wilcox, Jr.

      Director Nomination Process

      Shareholders may communicate generally with our Board by contacting our Secretary. In particular, shareholders may recommend nominees to the Board by notifying the Secretary, in writing, of the identity of the nominee and enclosing a resume, curriculum vitae or other relevant information describing the nominee's qualifications. The Secretary will then forward these materials to the Independent Directors Committee, functioning as our Nominating Committee, who will consider the candidate at the next meeting scheduled for the purpose of considering nominees to the Board.

      Shareholders may also nominate directors, along with the presentation of other business, at our annual meeting, pursuant to Article II, Section 10 of our Bylaws and SEC regulations. For business to be brought before an annual meeting by a shareholder, notice thereof must be delivered to or mailed and received at our principal executive offices, not less than 120 calendar days before the date of the proxy statement released to shareholders in connection with the previous year's annual meeting. The Bylaws require a shareholder's notice to the Secretary to set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares which are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business.

      With regard to the  nomination of  directors,  such notice shall set forth
(a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock which are beneficially owned by the person, (iv) the consent of each nominee to serve as a director if so elected, and (v) any other information relating to the person that is required to be disclosed in solicitations for proxies for the election of directors pursuant to Rule 14a-3 under the Exchange Act; and (b) as to the shareholder giving notice, (i) the name and record address of shareholder, and
(ii) the class and number of shares of capital stock which are beneficially owned by the shareholder. We may require any proposed nominee to furnish such other information as may reasonably be required to determine the eligibility of such proposed nominee to serve as a director.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table summarizes compensation earned for the years ended December 31, 2004, 2003, and 2002, by our Chief Executive Officer and the three other most highly compensated executive officers whose compensation exceeded $100,000 during 2004 and is required to be reported (the "named executive officers").

                                                                                          Long-Term
                                          Annual Compensation (1)                       Compensation
                                    --------------------------------------      --------------------------------
                                                                                Securities
                                                                                Underlying          All Other
Name and Principal Position         Year          Salary($)       Bonus($)      Options(#)       Compensation($)
---------------------------         ----          ---------       --------      ----------       ---------------
Richard A. Widdicombe               2004          $143,100           0              --             $18,207 (1)
Chief Executive Officer             2003           126,250           0              --                  -- (2)
                                    2002           122,200           0              --                  -- (2)

Edward J. Lawson                    2004          $154,500           0              --             $16,160 (3)
President and Chairman              2003           156,000           0              --                  -- (2)
                                    2002           156,000           0              --                 --  (2)

J. Gordon Jennings, III             2004          $129,577           0              --             $11,036 (4)
Chief Financial Officer             2003           104,000           0              --                  -- (2)
                                    2002            89,800           0              --                  -- (2)

Kent M. Linder                      2004          $118,800           0              --             $16,157 (5)
Chief Operating Officer             2003           107,000           0              --                  -- (2)
                                    2002           104,000           0              --                  -- (2)

-----------------

(1)   Includes  $7,200  car  allowance,   $851  cellular  phone,  $8,667  health
      insurance premiums, $300 for events attended by officer and/or family and $1,189 airfare and hotel for management trip including family.

(2) Perquisites and other personal benefits totaling less than the applicable reporting threshold for 2002 and 2003 have been excluded.

(3) Includes $9,044 car allowance, $1,064 cellular phone, $4,924 health and dental insurance premiums, $100 for events attended by officer and/or family and $1,028 airfare and hotel for management trip including family.

(4) Includes $10,536 health insurance premiums and $500 for events attended by officer and/or family.

(5) Includes $12,935 health and dental insurance premiums, $1,404 cellular phone, $400 for events attended by officer and/or family and $1,418 airfare and hotel for management trip including family.

Option Grants in Last Fiscal Year

      The following table sets forth information concerning individual grants of stock options made during 2004 to the CFO. We have never granted stock appreciation rights.

                                                     % of Total
                           Number of Securities      Options/SAR Granted    Exercise or
                           Underlying Options        to Employees in        Base Price
Name                       Granted (#)(1)            Fiscal Year            ($/share)      Expiration Date
-----------                --------------            -----------            ---------      ---------------
J. Gordon Jennings, III         30,000                  16.8%                20.00            May 6, 2010

Stock Option Exercises and Holdings

      The following table sets forth certain information with respect to stock options and/or warrants exercised during calendar year 2004 by the named executive officers and unexercised stock options and/or warrants held as of December 31, 2004 by such executive officers.

                                                                    Number of Securities               Value of Unexercised
                                 Shares                           Underlying Unexercised               In-the-Money Options
                               Underlying                       Options at Fiscal Year-End              At Fiscal Year-End
                                Options          Value        ------------------------------    -----------------------------------
Name                           Exercised      Realized(1)     Exercisable      Unexercisable    Exercisable(2)     Unexercisable(2)
----------------               ---------      -----------     -----------      -------------    --------------     ----------------
Richard A. Widdicombe                --             --            90,000             --           $526,020                  --
Edward J. Lawson                     --             --            66,324             --           $384,220                  --
J. Gordon Jennings, III          16,000        $99,328             5,000         59,000           $ 23,665            $151,092
Kent M. Linder                       --             --            75,000             --           $392,475                  --

-----------------
(1) All values are shown pretax and are rounded to the nearest whole dollar.
(2) Based on a fair market value of $13.90 per share at December 31, 2004.

Independent Directors Committee Report on Executive Compensation

      Under rules established by the SEC, we are required to provide a report explaining the rationale and considerations that led to fundamental compensation decisions affecting the executive officers (including the named executive officers) during the past fiscal year. The report of our Independent Directors Committee for 2004 is set forth below.

      Compensation Philosophy

      The three principal components of executive compensation are salary, bonus and stock options. These components are designed to facilitate fulfillment of the Board's compensation objectives, which include (i) attracting and retaining competent management, (ii) recognizing individual initiative and achievement,
(iii) rewarding management for short and long term accomplishments, and (iv) aligning management compensation with the achievement of company goals and performance.

      Base salaries for new management employees are determined initially by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for managerial talent, including a comparison of base salaries for comparable positions at similar companies of comparable sales and capitalization. Unless specified in the executive's employment agreement, annual salary adjustments are determined by evaluating the competitive marketplace, Company performance, the performance of the executive, and the responsibilities assumed by the executive.

      The Independent Directors Committee endorses the position that equity ownership by management is beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value. The Board has used the selective grant of stock options and shares of Common Stock to accomplish this goal.

      In 2005, the Independent Directors Committee will review existing management compensation programs on an ongoing basis and will (i) meet with the Chief Executive Officer to consider and set mutually agreeable performance standards and goals for members of senior management, as appropriate, or as otherwise required pursuant to any such officer's employment agreement and (ii) consider and, as appropriate, approve modifications to such programs to ensure a proper fit with the philosophy of the Independent Directors Committee and the agreed-upon standards and goals.

      Chief Executive Officer Compensation

      The increase in the salary and bonus for Richard A. Widdicombe, our Chief Executive Officer, pursuant to his employment agreement, included an analysis of Mr. Widdicombe's contribution to the Company. The Independent Directors Committee also considered the fiscal 2004 earnings, expectations for the fiscal year ending December 31, 2005 and other performance measures in determining Mr. Widdicombe's compensation, but there was no specific relationship or formula by which such compensation was tied to company performance.

      Other Executive Officers' Compensation

      Fiscal 2004 base salary and bonuses for our other executive officers were determined by the Independent Directors Committee. This determination was made after a review and consideration of a number of factors, including each executive's level of responsibility and commitment, level of performance (with respect to specific areas of responsibility and on an overall basis), past and present contribution to and achievement of Company goals and performance during fiscal 2004, and our historical compensation levels. Although Company performance was one of the factors considered, the approval of the Independent Directors Committee was based upon an overall review of the relevant factors, and there was no specific relationship or formula by which compensation was tied to company performance.

      Stock Options

      We maintain stock option plans, which are designed to attract and retain directors, executive officers and other employees and to reward them for delivering long-term value to the Company and its subsidiaries. In determining the amount and timing of stock option grants, we review the individual's existing share and option holdings, as well as performance-related factors.

      /s/, Carl Dorf, Chairman
      /s/ Charles B. Hart
      /s/ Richard W. Wilcox, Jr.
      /s/ Peter J. Prygelski

Compensation of Directors

      Non-employee directors receive cash fees of $1,500 per meeting attended of the full Board of Directors, $750 per meeting attended of the Audit Committee, and $500 per meeting attended of the Independent Directors Committee and the Investment Committee. Directors who are also officers do not receive this compensation. All directors are reimbursed for travel and lodging expenses in connection with their attendance at meetings.

      In January 2004, Peter J. Prygelski was granted 10,000 six-year options under the 2002 plan in connection with his joining the Board.

Indemnification Agreements

      We have entered into an indemnification agreement with each of our directors and executive officers. Each indemnification agreement provides that we will indemnify such person against certain liabilities (including settlements) and expenses actually and reasonably incurred by him or her in connection with any threatened or pending legal action, proceeding or investigation (other than actions brought by us or in our right) to which he or she is, or is threatened to be, made a party by reason of his or her status as a director, officer or agent, provided that such director or executive officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests and, with respect to any criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. With respect to any action brought by us or in our right, a director or executive officer will also be indemnified, to the extent not prohibited by applicable law, against expenses and amounts paid in settlement, and certain liabilities if so determined by a court of competent jurisdiction, actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests.

Employment Agreements

      Effective September 1, 1998, we entered into an employment agreement with Edward J. Lawson, the Company's President. Effective June 10, 2003, we entered into an employment agreement with Richard A. Widdicombe, the Company's Chief Executive Officer. Each employment agreement has a "rolling" two-year term, so that at all times the remaining term of the agreement is two years.

      Mr. Lawson's agreement was amended in December 2004 to reduce his annual salary from $156,000 to $117,000 and to increase his monthly car allowance from $300 to $1,125. Contemporaneously with this amendment, the employment agreement of Michele Lawson, Mr. Lawson's spouse and an employee of the Company, was amended to increase her annual salary to $117,000 from $78,000 and to increase her car allowance to $1,125 per month from $300 per month.

      Mr. Widdicombe's employment agreement currently provides for an annual salary of $137,800 and a monthly car allowance of $600.

      Each employment agreement provides that the executive officer will continue to receive his salary for a period of two years after the termination of employment, if his or her employment is terminated for any reason other than death, disability or Cause (as defined in the employment agreement), or for a period of two years after termination of the agreement as a result of his or her disability and a bonus equal to twice the amount paid to the executive officer during the 12 months preceding the termination, and the executive officer's estate will receive a lump sum payment equal to two year's salary plus a bonus equal to twice the amount paid to the executive officer during the 12 months preceding the termination by reason of his death. Each employment agreement also prohibits the executive officer from directly or indirectly competing with us for one year after termination for any reason except a termination without Cause. If a Change of Control (as defined in the employment agreement) occurs, the employment agreement provides for the continued employment of the executive officer for a period of two years following the Change of Control. In addition, following the Change of Control, if the executive officer's employment is terminated by the Company other than for Cause or by reason of his death or disability, or by the executive officer for certain specified reasons (such as a reduction of compensation or a diminution of duties), he or she will receive a lump sum cash payment equal to 299% of the cash compensation received by him or her during the 12 calendar months prior to such termination.

      Effective May 6, 2004 we entered into an employment agreement with J. Gordon Jennings, III, the Company's Chief Financial Officer. The employment agreement is effective through May 6, 2008 and provides for an annual salary set at $137,000 and such bonuses and increases as may be awarded by the Board of Directors.

Independent Directors Committee Interlocks and Insider Participation

      During 2004,  the  Independent  Directors  Committee  consisted of Messrs.
Dorf, Hart, Prygelski, and Wilcox. None is a current or former officer of the Company or any of its subsidiaries. No committee interlocks with other companies, within the meaning of the SEC's proxy rules, existed in 2004.

                             STOCK PERFORMANCE GRAPH

      Set forth below is a line graph comparing the dollar change in the cumulative total shareholder return on the Company's Common Stock for the period beginning on December 31, 1999 and ending on December 31, 2004 as compared to the cumulative total return of the Nasdaq Stock Market Index and the cumulative total return of the SNL Property & Casualty Insurance Index. The graph depicts the value based on the assumption of a $100 investment with all dividends reinvested.

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN

                                                                                 Period Ending
                                                       ---------------------------------------------------------------------
Index                                                    12/31/99    12/31/00   12/31/01    12/31/02   12/31/03    12/31/04
----------------------------------------------------------------------------------------------------------------------------
21st Century Holding Company                               100.00       73.14      79.06      347.53     587.52      585.44
NASDAQ Composite                                           100.00       60.82      48.16       33.11      49.93       54.49
SNL Property & Casualty Insurance Index                    100.00      143.42     143.11      134.23     166.08      182.04

[MOUNTAIN GRAPH OMITTED]

Note: The stock price performance shown on the graph above is not necessarily indicative of future price performance.

Graph and index values provided by: SNL Financial LC, Charlottesville, VA
(434) 977-1600
(C)2005. Used with permission. All rights reserved.

                              CERTAIN TRANSACTIONS

      Bruce Simberg, a director, is a partner of the Fort Lauderdale, Florida law firm of Conroy, Simberg, Ganon, Krevans & Abel, P.A., which renders legal services to the Company. In 2004, the Company paid legal fees to Conroy, Simberg, Ganon, Krevans & Abel, P.A. for services rendered in the amount of approximately $327,000. We believe that the services provided by Conroy, Simberg, Ganon, Krevans & Abel, P.A. are on terms at least as favorable as those that we could secure from a non-affiliated third party.

      The employment agreement of Michele Lawson, Mr. Lawson's spouse and an employee of the Company, was amended to increase her annual salary to $117,000 from $78,000 and increase her car allowance to $1,125 from $300 per month. Mrs. Lawson's duties include overseeing the Company's accounts payable, claims and commission payment processes.

      During 2004, Mr. Lawson's daughter received compensation totaling $70,200 for her services as a vice president of one of the Company's insurance subsidiaries and as human resources director; Mr. Lawson's sister-in-law received compensation totaling $62,701 for her services as an underwriter for one of the Company's insurance subsidiaries; and Mr. Lawson's nephew received compensation totaling $72,800 for his services as the president of the Company's premium finance subsidiary. We believe that the compensation provided to these individuals is comparable to that paid by other companies in our industry and market for similar positions.

      We have adopted a policy that any transactions between the Company and executive officers, directors, principal shareholders or their affiliates take place on an arms-length basis and require the approval of a majority of our independent directors.

      PROPOSAL TWO: APPROVAL OF THE POSSIBLE ISSUANCE OF 20% OR MORE OF OUR
          COMMON STOCK IN CONNECTION WITH THE SECURITIES ISSUED IN OUR
                             2004 PRIVATE PLACEMENT


      Pursuant to the Nasdaq rules and the terms of the 6% Senior Subordinated Notes due September 30, 2007 that we sold in 2004 (the "Notes"), we are required to submit for approval by our shareholders the potential issuance of 20% or more of our Common Stock outstanding immediately before the transaction.


Terms of Our 2004 Notes and Warrants


      On September 30, 2004, we completed a private placement of our Notes, which were offered and sold to accredited investors as units consisting of one Note with a principal amount of $1,000 and warrants to purchase shares of our Common Stock (the "Warrants"). We sold an aggregate of $12.5 million Notes in this placement, which resulted in proceeds (net of placement agent fees of $700,000 and offering expenses of $32,500) to us of approximately $11.8 million. We contributed the net proceeds from this private placement to our two insurance subsidiaries to increase their equity surplus as follows: $4.3 million was contributed to American Vehicle Insurance Company and $7.5 million was contributed to Federated National Insurance Company.

      The Notes pay interest at the annual rate of 6%, are subordinated to senior debt, and mature on September 30, 2007. Quarterly payments of principal and interest due on the Notes may be made in cash or, at our option, in shares of our Common Stock. If paid in shares of Common Stock, the number of shares to be issued is determined by dividing the payment due by 95% of the weighted-average volume price for the Common Stock on Nasdaq as reported by Bloomberg Financial Markets for the 20 consecutive trading days preceding the payment date (the "Calculation Price"). We paid the January 2005 quarterly principal and interest payment on the Notes by issuing 103,870 shares of our Common Stock to the holders of the Notes. We paid the April 2005 quarterly payment due in cash. In April 2005, we announced the Company's intention to continue to pay in cash the principal and interest due on the Notes, as well as the principal and interest due on our 6% Senior Subordinated Notes due July 31, 2006 that we issued in 2003 (the "2003 Notes").

      We issued 980,392 Warrants to the purchasers of the Notes and 39,216 Warrants to the placement agent in the offering, J. Giordano Securities, LLC, for a total of 1,109,608 Warrants. Each Warrant entitles the holder to purchase one share of our Common Stock at an exercise price of $12.75 per share.


      The terms of the Warrants provide for "anti-dilution adjustments" to the exercise price and the number of shares issuable thereunder upon the occurrence of certain events typical for private offerings of this type. Pursuant to these anti-dilution adjustments, if the Company issues additional Common Stock at a price per share less than the exercise price of the Warrants, then the terms of the outstanding Warrants would be automatically adjusted to take into account the effect of the additional shares of Common Stock issued. The effect of these adjustments would be to increase proportionately the number of shares of Common Stock for which each Warrant is exercisable and decrease proportionately the exercise price per share. The anti-dilution adjustments are not triggered by certain issuances of Common Stock, such as issuances pursuant to an existing or future employee benefit plans or pursuant to a business acquisition or strategic transaction, or by issuances of Common Stock in a private offering unless the purchase price per share is less than 80% of the exercise price of the Warrants.

      The Warrants will be exercisable until September 30, 2007. The Warrants may be redeemed, in whole or in part, at any time or from time to time, at our sole option, beginning September 30, 2005 at a redemption price of $0.01 per share underlying the Warrants to be redeemed. Before a call for redemption of the Warrants may occur, however, the weighted-average volume price for our Common Stock quoted on Nasdaq must have been, for 20 consecutive trading days ending not more than 10 days prior to the notice of redemption, more than 150% of the exercise price, as the exercise price may be adjusted from time to time. Redemption of the Warrants may only occur upon 30 days' prior written notice to the holders. This notice must include certification of the trading price of our Common Stock on Nasdaq as reported by Bloomberg.


Registration Rights Granted to Holders of Notes and Warrants

      We agreed to provide the holders of the Notes and the Warrants with "registration rights." Pursuant to these contractual rights, we are obligated to file with the SEC a registration statement covering the right of the holders to resell the shares of Common Stock paid to them as principal and interest on the Notes. These registration statements must be filed within two business days of the quarterly payment date. We may be required to make a penalty cash payment to our Note holders if:

      o A registration statement filed pursuant to these registration rights is declared effective by the SEC more than 10 business days after the quarterly payment date; and

      o The average trading price of our Common Stock as reported by Bloomberg for the three business days up to and including the effectiveness date is less than the Calculation Price, as defined above.

The amount of the cash payment payable to each Note holder would be equal to the difference between the Calculation Price and the average trading price for the three business days up to and including the effectiveness date, multiplied by the number of shares of Common Stock issued to each Note holder.

      We have already registered our holders' right to resell the Common Stock issuable upon exercise of the Warrants.

      The availability of these registration rights may adversely affect our shareholders because our Note and Warrant holders would have the right to resell their shares of Common Stock in any quantity and at any time. These sales may have the effect of depressing the trading prices of our Common Stock.

Possible Future Issuances of Common Stock Pursuant to Our Notes and Warrants

      Under the terms of the Notes, the number of shares that would be issued to pay the quarterly principal and interest due is determined based on the market prices of our Common Stock prior to each quarterly payment date, and therefore it is not possible to determine precisely the number of shares that ultimately may be issued by us. In addition, the anti-dilution adjustments to the Warrants may require us to issue an indeterminate number of additional shares of Common Stock.


      For illustrative purposes, we are providing the table below to demonstrate the possible number of shares that may be issued by us in the future in payment of the principal and interest due on the Notes and upon exercise of the Warrants. In this table, we have reflected a range of possible future market prices of our common stock. This table reflects:

      o The shares that would be issued by us if we were to pay in shares the principal and interest due through maturity on our 2003 Notes. The terms of the 2003 Notes, which we sold in a private placement in 2003, are very similar to the Notes we sold in 2004. Our shareholders approved at our 2004 annual meeting the Common Stock that may be issued in the future pursuant to the 2003 Notes.

      o The shares that would be issued by us if the warrants (the "2003 Warrants") we also sold to the purchasers of our 2003 Notes were exercised. Our shareholders approved at our 2004 annual meeting the Common Stock that may be issued in the future pursuant to the 2003 Warrants.

      o The shares that would be issued by us if currently outstanding stock options were exercised.


      o The shares that we would have to issue if we were to decide to pay all of the remaining payments of principal and interest due on the Notes sold in 2004 in shares of Common Stock, with the number of shares issuable reflecting various market prices of our Common Stock.

                                         -----------------------                -----------------------                -------
                                         2003 Private Placement                 2004 Private Placement                  Total
                                         -----------------------                -----------------------                -------
                                                        Shares                                Shares
                                                       issuable                              issuable
                                                        to pay                                to pay       Total
                              Shares                   principal  Total shares               principal     shares
                             issuable                    and        issuable                   and        issuable
                             pursuant     Shares       interest    other than     Shares     interest      as a
                                to       issuable      on 2003     as a result   issuable    on 2004      result
                             employee    pursuant       Notes        of 2004     pursuant     Notes       of 2004
                               stock      to 2003      through       private      to 2004    through      private
                              options    Warrants      maturity     placement    Warrants    maturity    placement
                             ---------   ---------    ----------  ------------  ----------  ----------   ----------
Asumption A
-----------
20-day weighted
average stock price   $6.00

95% of 20-day
weighted average
stock price           $5.70

Stock option plans             944,409                                 944,409                                   --    944,409
Note holders                        --          --       573,158       573,158          --   1,978,172    1,978,172  1,978,172
J. Giordano Securities              --          --            --            --          --          --           --         --
                             ---------   ---------    ----------  ------------  ----------  ----------   ----------  ---------
Total                          944,409          --       573,158     1,517,567          --   1,978,172    1,978,172  2,922,581
---------------------        ---------   ---------    ----------  ------------  ----------  ----------   ----------  ---------

------------------------------------------------------------------------------------------------------------------------------

Asumption B
-----------
20-day weighted
average stock price   $8.00

95% of 20-day
weighted average
stock price           $7.60

Stock option plans             944,409                                 944,409                                   --    944,409
Note holders                        --          --       429,868       429,868          --   1,483,629    1,483,629  1,483,629
J. Giordano Securities              --          --            --            --          --          --           --         --
                             ---------   ---------    ----------    ----------  ----------  ----------   ----------  ---------
Total                          944,409          --       429,868     1,374,277          --   1,483,629    1,483,629  2,428,038
---------------------        ---------   ---------    ----------    ----------  ----------  ----------   ----------  ---------

                                         -----------------------                -----------------------                -------
                                         2003 Private Placement                 2004 Private Placement                  Total
                                         -----------------------                -----------------------                -------
                                                        Shares                                Shares
                                                       issuable                              issuable
                                                        to pay                                to pay       Total
                              Shares                   principal  Total shares               principal     shares
                             issuable                    and        issuable                   and        issuable
                             pursuant     Shares       interest    other than     Shares     interest      as a
                                to       issuable      on 2003     as a result   issuable    on 2004      result
                             employee    pursuant       Notes        of 2004     pursuant     Notes       of 2004
                               stock      to 2003      through       private      to 2004    through      private
                              options    Warrants      maturity     placement    Warrants    maturity    placement
                             ---------   ---------    ----------  ------------  ----------  ----------   ----------
Asumption C
-----------

20-day weighted
average stock price  $10.00

95% of 20-day
weighted average
stock price           $9.50

Stock option plans             944,409                                 944,409                                   --    944,409
Note holders                        --          --       343,895       343,895          --   1,186,903    1,186,903  1,186,903
J. Giordano Securities              --          --            --            --          --          --           --         --
                             ---------   ---------    ----------  ------------  ----------  ----------   ----------  ---------
Total                          944,409          --       343,895     1,288,304          --   1,186,903    1,186,903  2,131,312
---------------------        ---------   ---------    ----------    ----------  ----------  ----------   ----------  ---------

------------------------------------------------------------------------------------------------------------------------------

Asumption D
-----------

20-day weighted
average stock price  $12.50

95% of 20-day
weighted average
stock price          $11.88

Stock option plans             944,409                                 944,409                                   --    944,409
Note holders                        --          --       275,000       275,000          --     949,123      949,123  1,224,123
J. Giordano Securities              --          --            --            --          --          --           --         --
                             ---------   ---------    ----------    ----------  ----------  ----------   ----------  ---------
Total                          944,409          --       275,000     1,219,409          --     949,123      949,123  2,168,532
---------------------        ---------   ---------    ----------    ----------  ----------  ----------   ----------  ---------

------------------------------------------------------------------------------------------------------------------------------

Asumption E
-----------

20-day weighted
average stock price  $13.00

95% of 20-day
weighted average
stock price          $12.35

Stock option plans             944,409                                 944,409                                   --    944,409
Note holders                        --     570,880       264,423       835,303     980,392     912,618    1,893,010  2,728,313
J. Giordano Securities              --      23,541            --        23,541      39,216          --       39,216     62,757
                             ---------   ---------    ----------    ----------  ----------  ----------   ----------  ---------
Total                          944,409     594,421       264,423     1,803,253   1,019,608     912,618    1,932,226  3,735,479
---------------------        ---------   ---------    ----------    ----------  ----------  ----------   ----------  ---------

                                         -----------------------                -----------------------                -------
                                         2003 Private Placement                 2004 Private Placement                  Total
                                         -----------------------                -----------------------                -------
                                                        Shares                                Shares
                                                       issuable                              issuable
                                                        to pay                                to pay       Total
                              Shares                   principal  Total shares               principal     shares
                             issuable                    and        issuable                   and        issuable
                             pursuant     Shares       interest    other than     Shares     interest      as a
                                to       issuable      on 2003     as a result   issuable    on 2004      result
                             employee    pursuant       Notes        of 2004     pursuant     Notes       of 2004
                               stock      to 2003      through       private      to 2004    through      private
                              options    Warrants      maturity     placement    Warrants    maturity    placement
                             ---------   ---------    ----------  ------------  ----------  ----------   ----------
Asumption F
-----------

20-day weighted
average stock price  $13.50

95% of 20-day
weighted average
stock price          $12.83

Stock option plans             944,409                                 944,409                                   --    944,409
Note holders                        --     570,880       254,630       805,510     980,392     878,817    1,859,209  2,684,719
J. Giordano Securities              --      23,541            --        23,541      39,216          --       39,216     62,757
                             ---------   ---------    ----------    ----------  ----------  ----------   ----------  ---------
Total                          944,409     594,421       254,630     1,793,460   1,019,608     878,817    1,898,425  3,691,885
---------------------        ---------   ---------    ----------    ----------  ----------  ----------   ----------  ---------

      Our 2003 Warrants are each exercisable for 3/4 of a share of Common Stock at an exercise price of $12.74 per whole share. The 2003 Warrants currently outstanding are issuable for a total of 594,421 shares of our Common Stock, including 23,541 shares that would be issued to J. Giordano Securities, LLC, who was also the placement agent in our 2003 private placement. Our 2004 Warrants, of which we issued a total of 1,109,608, are each exercisable for one share of Common Stock at an exercise price of $12.75 per whole share. The following table illustrates the percentage ownership of our Note holders depending on the exercise of the 2003 Warrants and 2004 Warrants. This table reflects the shares of Common Stock currently beneficially owned by our Note holders based on the most recent information provided to us by these holders. We have not reflected in the table, however, any adjustments to the warrant exercise prices under the anti-dilution provisions.

                                                             Percentage of Total Shares Outstanding (A)
                                                      ---------------------------------------------------
                                                      If all 2003        If all 2004
                                   Common Stock       Warrants           Warrants           If all Warrants
                                   Owned (B)          are exercised      are exercised      are exercised
                                   ---------          -------------      -------------      -------------
J. Giordano Securities, LLC            --                  *                  *                  *

Whitebox Advisors, LLC (C)           14,011              5.3%               7.1%               11.2%

All other Note holders               35,723              3.6%               6.1%               8.8%


----------------------
*Less than 1%


(A)   Based on  6,343,207  shares of Common Stock  outstanding  as of the Record
      Date.


(B) Reflects Common Stock issued under the terms of the 2003 Notes and 2004 Notes through the date of this proxy statement.

(C) Includes warrants held by the following funds: Whitebox Convertible Arbitrage Partners, LP, Whitebox Hedged High Yield Partners, LP, Whitebox Intermarket Partners, LP, and Pandora Select Partners, LP.


Description of Nasdaq Rule

      The terms of the Notes and the Warrants provide that we will not issue shares to pay principal and interest on the Notes or make anti-dilution adjustments to the Warrants in violation of the Nasdaq rule that is applicable to the proposed issuance of shares described in this proposal. That rule,
Section 4350(i)(1)(D)(ii) of the Marketplace Rules of The Nasdaq Stock Market (the "Nasdaq Rules"), prohibits the sale, issuance or potential issuance of the Company's Common Stock at a price less than the book value or the market value of the Common Stock, whichever is greater, if the shares issued would equal 20% or more of the Common Stock outstanding before the issuance. This section of the Nasdaq Rules applies because:

      o Under the terms of the Notes, the Calculation Price for purposes of determining the number of shares to be issued if the principal and interest is paid in shares equals 95% of the 20-day weighted-average volume price of our Common Stock; and

      o Under the terms of the Notes and Warrants, the total number of shares of Common Stock issuable could exceed 20% of our Common Stock outstanding before our 2004 private placement.

      Immediately prior to our 2004 private placement, we had 5,946,275 shares of Common Stock outstanding. We have issued 103,870 shares of Common Stock to the holders of our Notes in payment of the principal and interest due in January 2005. The April 2005 payment was made in cash. To date, no Warrants have been exercised.


Effect of Failure to Obtain Shareholder Approval for this Proposal


      The Board of Directors recommends that shareholders authorize the potential issuance of 20% or more of our Common Stock in connection with our 2004 private placement. Although the Company currently intends to pay in cash the principal and interest due on the Notes, as we announced in April 2005, unforeseen events may occur in the future that may make it desirable or necessary to make these payments in shares. We may also have to issue additional securities in the future at a price below the exercise price of the Warrants, which would trigger the anti-dilution provisions of the Warrants.

      If the shareholders do not approve this proposal, under the terms of the Notes the Company will be required to pay in cash the future principal and interest due on the Notes. If we are not able to pay the principal and interest in cash, we would be in default under the Notes. Note holders' remedies with respect to an event of default include acceleration of the outstanding principal amount of the Notes due, which as of the date of this Proxy Statement totaled approximately $10.1 million, and such other legal or equitable relief to which the Note holders may prove themselves to be entitled.

      Under the terms of the Warrants, if shareholders do not approve this proposal and the anti-dilution adjustments of the Warrants are triggered by the Company's issuance of additional securities, the exercise price of the Warrants would be reduced to equal the issuance price of the securities that triggered the anti-dilution adjustment.


      The Board of Directors unanimously recommends that shareholders vote "FOR" this proposal. The approval of this proposal requires the affirmative vote of a majority of the total votes cast on the proposal in person or by proxy.

           PROPOSAL THREE: APPROVAL OF THE ISSUANCE OF 3,500 SHARES OF
                 OUR COMMON STOCK TO OUR CHIEF EXECUTIVE OFFICER


      Pursuant to Section 4350(i)(1)(A) of the Nasdaq Rules, we are submitting to our shareholders, for their approval, the proposed issuance of 3,500 shares of our Common Stock to our Chief Executive Officer, Richard A. Widdicombe. These shares were granted by the Board of Directors on March 3, 2005, subject to shareholder approval, in recognition of Mr. Widdicombe's service to the Company.


      Although stock grants have the effect of diluting our other shareholders, the Board of Directors believes that stock grants play an important role in providing designated members of our management team with incentives to contribute to the growth and development of the Company because of the opportunity to acquire an equity interest in the Company. In our proposed stock issuance to Mr. Widdicombe, he will receive the opportunity to profit from any rise in the market value of our Common Stock.

      These  shares  will be issued in  reliance  on the  exemption  provided by
Section 4(2) of the Securities Act as a transaction not involving a public offering.

      The Board of Directors unanimously recommends that shareholders vote "FOR" this proposal. The approval of this proposal requires the affirmative vote of a majority of the total votes cast on the proposal in person or by proxy.

              PROPOSAL FOUR: RATIFICATION OF SELECTION OF AUDITORS

      The selection of DeMeo Young McGrath ("DeMeo") to serve as the independent auditors of the Company for the fiscal year ended December 31, 2004, will be submitted to the shareholders of the Corporation for ratification at the Meeting. Representatives of DeMeo will be present at the Meeting, will have the opportunity to make a statement if they so desire and will be available to answer appropriate questions.

      DeMeo has served as the Company's independent auditors for each fiscal year since 2002. McKean, Paul, Chrycy, Fletcher & Co. ("McKean") was the Company's independent auditors prior to 2002.

      DeMeo has advised the Company that neither it, nor any of its members, has any direct financial interest in the Company as a promoter, underwriter, voting trustee, director, officer or employee. All professional services rendered by DeMeo during the fiscal year ended December 31, 2004 were furnished at customary rates.

      For the fiscal year ended December 31, 2004, fees for services provided by DeMeo and McKean were as follows:

                                                      DeMeo              McKean
                                                     --------           --------
      Audit Fees(1)                                  $290,302           $ 16,713

      Audit-Related Fees(2)                          $ 22,743           $      0

      Tax Fees(3)                                    $ 56,748           $      0
                                                     --------           --------

      Total                                          $369,793           $ 16,713

      ----------------

      (1) Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits.

      (2) Audit-related fees consisted primarily of audits of employee benefit plans and special procedures related to regulatory filings in 2004.

      (3) Tax fees consisted primarily of assistance with tax compliance and reporting.

      The Board of Directors unanimously recommends that shareholders vote "FOR" this proposal. The approval of this proposal requires the affirmative vote of a majority of the total votes cast on the proposal in person or by proxy.

                   SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS

Shareholder Proposals for Inclusion in Next Year's Proxy Statement

      Pursuant to Rule 14a-8 of the SEC's proxy rules, a shareholder intending to present a proposal to be included in the proxy statement for our 2006 Annual Meeting of Shareholders must deliver a proposal in writing to our principal executive offices no later than the close of business on January ____, 2006 (or a reasonable time before we begin to print and mail the proxy materials for the 2006 annual meeting, if we change the date of the 2006 annual meeting more than 30 days from the date of this year's Annual Meeting). Proposals should be addressed to: Secretary, 21st Century Holding Company, 3661 West Oakland Park Boulevard, Suite 300, Lauderdale Lakes, Florida 33311. Proposals of shareholders must also comply with the SEC's rules regarding the inclusion of shareholder proposals in proxy materials, and we may omit any proposal from our proxy materials that does not comply with the SEC's rules.

Other Shareholder Proposals for Presentation at Next Year's Annual Meeting


      Shareholder proposals intended to be presented at, but not included in the proxy materials for, our 2006 annual meeting, must be timely received by us in writing at our principal executive offices, addressed to the Secretary of the Company as indicated above. Under the Company's bylaws, to be timely, a shareholder's notice must be delivered to or mailed and received at the Company's principal executive offices not less than 60 days, nor more than 90 days, prior to the meeting. If we give less than 70 days' notice or prior public disclosure of the meeting date, however, notice by a shareholder will be timely given if received by the Company not later than the close of business on the tenth day following either the date we publicly announce the date of our annual meeting or the date of mailing of the notice of the meeting, whichever occurs first. A shareholder's notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting:


      o A brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting,

      o The name and record address of the shareholder proposing such business,

      o     The  class  and   number  of  shares   beneficially   owned  by  the
            shareholder, and

      o     Any material interest of the shareholder in such business.

      The SEC's rules permit our management to vote proxies on a proposal presented by a shareholder as described above, in the discretion of the persons named as proxy, if:

      o We receive timely notice of the proposal and advise our shareholders in the 2006 proxy materials of the nature of the matter and how management intends to vote on the matter; or

      o We do not receive timely notice of the proposal in compliance with our bylaws.

                                 OTHER BUSINESS

      The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies in their discretion as they may deem appropriate, unless they are directed by a proxy to do otherwise.

                   HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS

      As permitted by the Exchange Act, only one copy of this Proxy Statement is being delivered to shareholders residing at the same address, unless such shareholders have notified us of their desire to receive multiple copies of the Proxy Statement.

      We will promptly deliver, upon oral or written request, a separate copy of the Proxy Statement to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to our Chief Financial Officer by phone at (954) 581-9993 or by mail to the Chief Financial Officer, 3661 West Oakland Park Boulevard, Suite 300, Lauderdale Lakes, Florida 33311.

      Shareholders residing at the same address and currently receiving only one copy of the Proxy Statement may contact our Chief Financial Officer by phone at
(954) 581-9993 or by mail to the Chief Financial Officer, 3661 West Oakland Park Boulevard, Suite 300, Lauderdale Lakes, Florida 33311 to request multiple copies of the Proxy Statement in the future.


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      The SEC allows us to "incorporate by reference" information into this Proxy Statement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this Proxy Statement, except for any information that is superseded by information that is included directly in this Proxy Statement.

      This Proxy Statement incorporates by reference the following sections of our Annual Report on Form 10-K for the year ended December 31, 2004, as filed previously with the SEC and as amended and restated in its entirety by Form 10-K/As filed on April 29, 2005 and May 17, 2005:

      o     Item 6, Selected Financial Data;

      o Item 7, Management's Discussion and Analysis of Financial Condition and Results of Operations;

      o Item 7A, Quantitative and Qualitative Disclosure About Management Risk; and

      o     Item 8, Financial Statements and Supplementary Data.

      This Proxy Statement also incorporates by reference the following sections of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, as filed previously with the SEC on May 16, 2005:

      o     Item 1, Financial Statements;

      o Item 2, Management's Discussion and Analysis of Financial Condition and Results of Operations; and

      o     Item 3,  Quantitative  and Qualitative  Disclosure  About Management
            Risk.

      Copies of each of these reports are being mailed to shareholders with this Proxy Statement. In addition, we will provide, without charge, to each person to whom this Proxy Statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of the information that has been incorporated by reference. You may obtain a copy of these documents and any amendments thereto by writing to the Secretary at our executive offices at 3661 West Oakland Park Boulevard, Suite 300, Lauderdale Lakes, Florida 33311. These documents are also included in our SEC filings, which you can access electronically at the SEC's website at http://www.sec.gov.


                                        By Order of the Board of Directors

                                        REBECCA L. CAMPILLO, Secretary

Lauderdale Lakes, Florida
June XX, 2005

                          21st CENTURY HOLDING COMPANY
                 ANNUAL MEETING OF SHAREHOLDERS - JULY 19, 2005

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Edward J. Lawson and Richard A. Widdicombe, as Proxies, each with full power to appoint a substitute, to represent and to vote, with all the powers the undersigned would have if personally present, all the shares of common stock, $.01 par value per share (the "Common Stock"), of 21st Century Holding Company (the "Company") held of record by the undersigned on May 20, 2005 at the Annual Meeting of Shareholders to be held on July 19, 2005 or any adjournments or postponements thereof.

Proposal 1. ELECTION OF DIRECTORS

[ ]   FOR ALL THE NOMINEES LISTED BELOW
[ ] WITHHOLD AUTHORITY (except as marked to the contrary below) TO VOTE FOR ALL NOMINEES LISTED BELOW.

         Carl Dorf                          Charles B. Hart, Jr.

(INSTRUCTION: To withhold authority for any individual nominees, write that nominee's name in the space below.)

--------------------------------------------------------------------------------
Proposal 2. APPROVAL OF THE POSSIBLE ISSUANCE OF 20% OR MORE OF THE COMPANY'S COMMON STOCK IN CONNECTION WITH SECURITIES ISSUED IN THE COMPANY'S 2004 PRIVATE PLACEMENT

[  ] For      [  ] Against      [  ] Abstain

--------------------------------------------------------------------------------
Proposal 3. APPROVAL OF THE ISSUANCE OF 3,500 SHARES OF THE COMPANY'S COMMON STOCK TO THE COMPANY'S CHIEF EXECUTIVE OFFICER

[  ] For      [  ] Against      [  ] Abstain

--------------------------------------------------------------------------------
Proposal 4. RATIFICATION OF SELECTION OF DEMEO YOUNG MCGRATH AS THE COMPANY'S INDEPDENDENT AUDITORS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004

[  ] For      [  ] Against      [  ] Abstain

--------------------------------------------------------------------------------
Proposal 5. APPROVAL OF THE ADJOURNMENT OR POSTPONEMENT OF THE ANNUAL MEETING TO A LATER DATE IF NECESSARY IN ORDER TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF ANY OF THE PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING

[  ] For      [  ] Against      [  ] Abstain

      This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the Proxy will be voted FOR Proposals 1, 2, 3 and 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

                                       Dated:
                                             -----------------------------, 2005


-----------------------------------    -----------------------------------------
(Signature)                            (Signature)

                                PLEASE SIGN HERE

Please date this proxy and sign your name exactly as it appears hereon.

Where there is more than one owner, each should sign. When signing as an agent, attorney, administrator, executor, guardian, or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer who should indicate his office.

PLEASE DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED ENVELOPE. NO POSTAGE
                  IS REQUIRED IF MAILED IN THE UNITED STATES.